UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 205490

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 8, 2024
Date of Report (date of earliest event reported)

Backblaze, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Baldwin Ave., San Mateo, California		94401
(Address of Principal Executive Offices)		(Zip Code)
(650) 352-3738
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BLZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2024, Backblaze, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 and Item 9.01 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal officers.

5.02(b) Departure of Certain Officers.

As previously announced, Frank Patchel will be retiring from his position as Chief Financial Officer (and Principal Financial and Accounting Officer) of the Company, effective August 16, 2024. Mr. Patchel is expected to remain with the Company for approximately 4-6 weeks in an advisory capacity to help ensure a smooth transition. Mr. Patchel is not resigning due to any disagreement with the Company.

5.02(c) Appointment of Certain Officers.

The Company announced today that Marc Suidan will be joining the Company as Chief Financial Officer (and Principal Financial and Accounting Officer), effective August 16, 2024. Mr. Suidan previously served as Chief Financial Officer of The Beachbody Company (NYSE: BODI), a consumer digital subscription health technology company, from May 2022 to August 2024, and as a partner at PricewaterhouseCoopers, an accounting and professional services firm, from 2011 to April 2022. Mr. Suidan obtained a Bachelor of Management from McGill University, and an MBA from the Kellogg School of Management at Northwestern University.

5.02(e) Compensatory Arrangements of Certain Officers.

In connection with Mr. Patchel's retirement, the Company has amended the outstanding stock options dated April 21, 2020 held by Mr. Patchel to extend the option exercise expiration date until September 1, 2029.

The Company has entered into an employment agreement with Mr. Suidan. The terms of the employment agreement include the following:

•An annual base salary of $440,000;
•A target bonus of 50% of his prorated base salary for 2024 pursuant to the Company’s 2024 Bonus Plan;
•A grant of 300,000 restricted stock units for the Company's common stock; and
•Certain severance benefits in the event of termination of employment without cause or resignation for good reason.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated July 9, 2024, by and between Marc Suidan and the Company
99.1	Press release issued by Backblaze, Inc. dated August 8, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 8, 2024	Backblaze, Inc.

		By:	/s/ Frank Patchel
Frank Patchel, Chief Financial Officer